EXHIBIT 10.17

COCA-COLA ENTERPRISES INC.
2001 RESTRICTED STOCK AWARD PLAN

Section 1.    Purpose

The purpose of the 2001 Restricted Stock Award Plan (the “Plan”) is to advance the interest of Coca-Cola Enterprises Inc. (the “Company”) and its Subsidiaries (as defined in Section 4) by encouraging officers’ and employees’ efforts to meet and exceed its business goals through grants of restricted shares of the Company’s common stock (“Awards”).

Section 2.    Administration

The Plan shall be administered by a Compensation Committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”) from among its members and shall be comprised of not fewer than two members who shall be “disinterested directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

The Committee shall determine the persons to whom and the times at which Awards will be granted, the number of shares to be awarded, the times within which the Awards may be subject to or released from forfeiture, the cancellation of any Award (with the consent of the holder thereof), and all other conditions of the Award. The Committee, however, may delegate to the Chief Executive Officer the authority to make awards under the Plan or to make such other determinations that the Committee is authorized to make under the Plan, unless such delegation would jeopardize the benefits of Section 162(m) of the Internal Revenue Code or Rule 16b-3 under the Securities Exchange Act of 1934.

The Committee may, subject to the provisions of the Plan, establish such rules and regulations for the proper administration of the Plan, may make interpretations and may take other action in relation to the Plan as it deems necessary or advisable. Each interpretation or other action made or taken pursuant to the Plan shall be final and conclusive for all purposes and binding upon all persons, including but not limited to the Company, its Subsidiaries, the Committee, the Board, the affected recipients and their respective successors in interest.

In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys’ fees) incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they may be a party by reason of any action taken or failure to act in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Certificate of Incorporation or Bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he, she or they reasonably believed to be in or not opposed to the best interests of the Company.

Section 3.    Stock

The stock to be issued under the Plan pursuant to the Awards shall be shares of common stock, $1 par value, of the Company (the “Stock”). The Stock shall be made available from authorized and unissued common stock of the Company or from shares of Stock held by the Company in its treasury. The total number of shares of Stock that may be issued pursuant to the Awards under the Plan may not exceed 5,000,000 shares. Shares subject to awards forfeited shall not be available for subsequent issuance under the Plan.

Section 4.    Eligibility

Awards may be granted to officers (including non-employee officers) and other key employees of the Company and its Subsidiaries. “Subsidiary” shall mean any corporation or other business organization in which the Company owns, directly or indirectly, 20% or more of the voting stock or capital or profits interest at the time of the granting of an Award.

No recipient shall acquire, pursuant to the Awards granted under the Plan, more than 20% of the aggregate number of shares of Stock issuable pursuant to Awards under the Plan.

Section 5.    Restrictions Upon the Stock

(a) Awards may contain such provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate at the time of the Award, including conditions that must be satisfied prior to removing forfeiture restrictions and the nontransferability restrictions provided for under Section 6.

(b) Notwithstanding subsection (a), above, Awards made to an individual who is an “executive officer,” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, shall contain restrictions upon the Stock that shall not be removed except upon attainment of requisite increases in the fair market value of the Stock, measured from the date on which the Award is made. Such restrictions shall be established by the Committee prior to the date of any Award. Any Stock with respect to which requisite increases have not been attained, in accordance with the terms of the Award, ten years from the date of such grant ten years from the date of such grant shall be forfeited to the Company. For purposes of this subsection (b), “fair market value” shall be the average of the high and low trading prices on the applicable trading day or on the next preceding trading day, if such date is not a trading day, as reported on the New York Stock Exchange Composite Transactions listing reflecting composite trading as of 4:00 p.m., Eastern Time, on the trading day, or as otherwise determined by the Committee.

(c)  Any Stock for which the conditions of the Award are not met shall be forfeited to the Company.

(d)  The grant of an Award to any officer or employee shall not affect in any way the right of the Company or any Subsidiary to terminate the employment relationship between the recipient and the Company or Subsidiary.

Section 6.    Nontransferablity of Awards

Shares of Stock subject to Awards shall not be transferable and shall not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of while the recipient is an officer or employee of the Company or an Affiliate (as defined in Section 5(d)) unless the restrictions described in Section 5 are removed.

Section 7.    Rights as a Share Owner

A recipient who receives an Award shall have rights as a share owner with respect to Stock covered by such Award to receive dividends in cash or other property or other distributions or rights in respect to such Stock, and to vote such Stock as the beneficial owner thereof. Notwithstanding the foregoing, in the event that a dividend is payable in Stock, such Stock may, to the extent determined by the Committee, be subject to the same restrictions as the Stock received as an Award.

Section 8.    Adjustment in the Number or Kind of Shares

In the event there is any change in the number or kind of shares of Stock outstanding through the declaration of stock dividends payable in Stock, through stock splits or through recapitalization or merger, share exchange, consolidation, combination of shares or otherwise, the Committee or the Board shall make such adjustment, if any, as it may deem appropriate in the number or kind of shares of Stock subject to an Award, or the number available for Awards.

Section 9.    Taxes

(a)  If a recipient properly elects within 30 days of the date on which an Award is granted to include in gross income for federal income tax purposes an amount equal to the fair market value (on the date of grant of the Award) of the Stock subject to the Award, such person shall make arrangements satisfactory to the Committee to pay to the Company in the year of such Award any federal, state or local taxes required to be withheld with respect to such shares.

(b)  Each recipient who does not make the election described in subsection (a) of this Section shall, no later than the date as of which the restrictions referred to in Section 5 and such other restrictions as may have been imposed as a condition of the Award lapse, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Stock subject to such Award.

(c)  If the recipient shall fail to make the tax payments described in this Section 9, the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the recipient the amount of any federal, state or local taxes required by law to be withheld with respect to the Stock subject to such Award.

Section 10.    Restrictive Legend and Stock Power

Each certificate evidencing Stock subject to an Award shall bear an appropriate legend referring to the restrictions applicable to such Award. Any attempt to dispose of Stock in contravention of such restrictions shall be ineffective. The Committee may adopt rules which provide that the certificates evidencing such shares may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the restrictions thereon shall have lapsed and may require as a condition of any Award that the recipient shall have delivered a stock power endorsed in blank relating to the Stock covered by such Award.

Section 11.    Amendments, Modification and Termination of the Plan

The Board or the Committee may terminate the Plan in whole or in part, may suspend the Plan in whole or in part from time to time, and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to qualify the Awards under the laws of the United States and various states (including tax laws) and under rules and regulations promulgated by the Securities and Exchange Commission with respect to persons who are subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, or to correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted thereunder, without the approval of the share owners of the Company.

However, no such action shall be taken without the approval of the share owners of the Company unless the Committee determines that approval of the share owners would not be necessary to retain the benefits of Rule 16b–3 under the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Internal Revenue Code of 1986, as amended.

No amendment or termination or modification of the Plan shall in any manner affect Awards theretofore granted without the consent of the recipient unless the Committee has made a determination that an amendment or modification is necessary to retain the benefits of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, or Section 162(m) of the Internal Revenue Code of 1986, as amended, or that is not adverse to the interest of any persons to whom Awards have theretofore been granted.

The Plan shall terminate when all shares of Stock subject to Awards under the Plan have been issued and are no longer subject to forfeiture under the terms hereof unless earlier terminated by the Board or the Committee.

Section 12.    Governing Law

The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Georgia and construed in accordance therewith.

Section 13.    Section 16(b) of the Securities Exchange Act of 1934

Any action taken by the Committee or the Board of Directors pursuant to the Plan, and any provision of the Plan, is null and void if it does not comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and would otherwise result in liability under Section 16(b) of that Act.